Exhibit 4.2

NUMBER	SHARES
ASF 17

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA	CUSIP 048877 10 4
COMMON STOCK	SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIED that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $5,00 PER SHARE OF

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and its Corporate seal to be hereunto affixed.

DATED:

PRESIDENT & CEO	SR. VICE PRESIDENT & CFO

COUNTERSIGNED AND REGISTERED
REGISTRAR AND TRANSFER COMPANY
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE.